[EXHIBIT 32]


              CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                   PURSUANT TO 18 U.S.C. SECTION 1350

    In connection with the accompanying Annual Report on Form 10K of Admiral Financial Corp. for the fiscal quarter ended December 31, 2003, Wm. Lee Popham, Chairman, CEO and CFO of Admiral Financial Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that::

  1. Such Annual Report on Form 10Q for the period ended December 31, 2004, fully complies with the requirements of section
      13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2. The information contained in such Annual Report on Form 10Q for the period ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Admiral Financial Corp.

                                         ADMIRAL FINANCIAL CORP.


Date:   February 13, 2005                By:/s/  Wm. Lee Popham
                                            ----------------------------
                                            Wm. Lee Popham, Chairman,
                                            CEO and CFO


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